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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Form 8-K of our report dated February 17, 1997, and April 22, 1997, with respect to Note 7, on our audit of the financial statements of M & R Associates Limited Partnership as of and for the years ended December 31, 1996 and 1995.

We also consent to the incorporation by reference of said report in the Registration Statements of Federal Realty Investment Trust on Form S-3 (File No. 33-15264, effective August 4, 1987), (File No. 33-63687, effective November 6,
1995) and (File No. 33-63955, effective November 3, 1995).

Friedman & Fuller, P.C.
Rockville, Maryland
October 1, 1997


We have issued our reports dated February 5, 1997, accompanying the consolidated financial statements and schedules included in the Annual Report of Federal Realty Investment Trust on Form 10-K for the year ended December 31, 1996. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Federal Realty Investment Trust on Form S-3 (File No. 33-15264, effective August 4, 1997; File No. 33-63687, effective November 6, 1995: and File No. 63955, effective November 3, 1995).

Grant Thornton LLP
Vienna, Virginia
October 1, 1997

We consent to the inclusion in this Form 8-K of our reports dated April 11, 1997, and May 14, 1997, on our audits of the Historical Summary of Gross Income and Direct Operating Expenses of Town and Country Village Shopping Center, San Jose, California, and the Historical Summary of Gross Income and Direct Operating Expenses of the J.C. Penney Company Building, Santa Monica, California, respectively, for the year ended December 31, 1996. We also consent to the incorporation by reference of said reports in the Registration Statements of Federal Realty Investment Trust on Form S-3 (File No. 33-15264, effective August 4, 1987; File No. 33- 63687, effective November 6, 1995; and File No. 63955, effective November 3, 1995).

Grant Thornton LLP
Vienna, Virginia
October 1, 1997